Exhibit 99.7

July 21, 2020

LendingTree Announces Pricing Of $500.0 Million Of Convertible Senior Notes Due 2025

CHARLOTTE, N.C., July 21, 2020 /PRNewswire/ -- LendingTree, Inc. (NASDAQ: TREE) (the “Company”), a leading online loan marketplace, announced today the pricing of its private offering of $500.0 million aggregate principal amount of its 0.50% convertible senior notes due 2025 (the “notes”). The Company also granted the initial purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $75.0 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on or about July 24, 2020, subject to customary closing conditions, and is expected to result in approximately $486.6 million in net proceeds to the Company, after deducting the initial purchasers’ discount and estimated offering expenses payable by the Company (assuming no exercise of the initial purchasers’ option) but before deducting the net cost of the convertible note hedge and warrant transactions referred to below.

The notes will be senior unsecured obligations of the Company. The notes will bear interest at a rate of 0.50% per annum, payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2021. The notes will mature on July 15, 2025, unless earlier repurchased, redeemed or converted.

The initial conversion rate for the notes is 2.1683 shares of the Company’s common stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $461.19 per share, which represents a premium of approximately 30.0% over the last reported sale price of the Company’s common stock on July 21, 2020). Prior to March 13, 2025, the notes will be convertible at the option of the holders only upon the occurrence of specified events, and thereafter until the close of business on the second scheduled trading day immediately preceding the maturity date, the notes will be convertible at any time. Upon conversion, the notes will settle for cash, shares of the Company’s common stock, or a combination thereof, at the Company’s option. The notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after July 20, 2023 and before the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company expects to use $54.8 million of the net proceeds from the sale of the notes to pay the net cost of the convertible note hedge transactions (after such cost is partially offset by the proceeds to the Company of the warrant transactions) and approximately $234.0 million of the net proceeds from this offering to repurchase approximately $130.3 million principal amount of the Company’s 0.625% Convertible Senior Notes due 2022 (the “2022 notes”). The Company intends to use the remainder of the net proceeds from this offering for general corporate purposes including, but not limited to, working capital and potential acquisitions.

If the initial purchasers exercise their option to purchase additional notes, the Company may sell additional warrants and use a portion of the net proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants to enter into additional convertible note hedge transactions. Any remaining proceeds will be used for general corporate purposes described above.

In connection with the offering, the Company entered into convertible note hedge transactions with one or more of the initial purchasers of the notes or their respective affiliates and/or other financial institutions (the “option counterparties”). The Company also entered into warrant transactions with the option counterparties. The convertible note hedge transactions are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transactions could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock upon expiration exceeds the applicable strike price of the warrants. The strike price of the warrant transactions will initially be $709.52 per share, which represents a premium of 100.0% over the last reported sale price of the common stock on July 21, 2020, and is subject to certain adjustments under the terms of the warrant transactions.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of the Company’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

Concurrently with the offering, the Company has entered into separate and individually negotiated transactions with certain holders of the 2022 notes to repurchase for cash approximately $130.3 million in aggregate principal amount of the 2022 notes on terms negotiated with each holder (the “note repurchases”). The Company expects that holders of the 2022 notes that have sold their 2022 notes to the Company in any note repurchase transaction may enter into or unwind various derivatives with respect to the Company’s common stock and/or purchase or sell shares of the Company’s common stock in the market to hedge their exposure in connection with these transactions. In particular, the Company expects that many holders of the 2022 notes employ a convertible arbitrage strategy with respect to the 2022 notes and have a short position with respect to the Company’s common stock that they would close, through purchases of the Company’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to the Company’s common stock, in connection with the Company’s repurchase of their 2022 notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the notes at that time and could result in a higher effective conversion price for the notes.

In connection with any repurchase of the 2022 notes, the Company has entered into agreements to terminate a corresponding portion of the existing convertible note hedge and warrant transactions that the Company entered into with certain financial institutions (the “existing option counterparties”) when the 2022 notes were issued. In connection with any such termination and the related unwind of the existing hedge position of the existing option counterparties with respect to such transactions, the Company expects such existing option counterparties and/or their respective affiliates to sell shares of the Company’s common stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. Depending on when it occurs, the hedge unwind activity of the existing option counterparties may to some extent offset the effects of the hedge unwind activity of the holders of 2022 notes described above.

The offering was made to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Neither the notes nor any shares of the Company’s common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act, or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the notes in the offering, nor shall there be any sale of such notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, as amended. Those statements include statements regarding the intent, belief or current expectations or anticipations of the Company and members of its management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company’s relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with the Company’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree (NASDAQ: TREE) is the nation’s leading online marketplace that connects consumers with the choices they need to be confident in their financial decisions. LendingTree empowers consumers to shop for financial services the same way they would shop for airline tickets or hotel stays, by comparing multiple offers from a nationwide network of over 500 partners in one simple search and choosing the option that best fits their financial needs. Services include mortgage loans, mortgage refinances, auto loans, personal loans, business loans, student refinances, credit cards, insurance and more. Through the My LendingTree platform, consumers receive free credit scores, credit monitoring and recommendations to improve credit health. My LendingTree proactively compares consumers’ credit accounts against offers on our network and notifies consumers when there is an opportunity to save money. In short, LendingTree’s purpose is to help simplify financial decisions for life’s meaningful moments through choice, education and support.

LendingTree, Inc. is headquartered in Charlotte, NC.

Investor Relations Contact:

Trent Ziegler

trent.ziegler@lendingtree.com

704-943-8294

Media Contact:

Megan Greuling

megan.greuling@lendingtree.com

704-943-8208